                                                                      EXHIBIT 24

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 33-18250, 33-56214, 33-57472, 33-50499 and 333-00039 and Forms
S-3 Nos. 33-56376, 33-56378 and 33-52023) pertaining to the Fruit of the Loom, Inc. 1987 Stock Option Plan, the Richard C. Lappin Stock Option Plan, the 1992 Executive Stock Option Plan, the Fruit of the Loom, Inc. Directors' Stock Option Plan, the 1995 Executive Incentive Compensation Plan and the 1995 Non-Employee Directors' Stock Plan, the registration of 800,000 shares of Class A Common Stock, the registration of 1,550,391 shares of Class A Common Stock and the registration of 1,800,000 shares of Class A Common Stock and in the related Prospectuses of our report dated February 14, 1996 with respect to the consolidated financial statements of Fruit of the Loom, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1995.

                                          ERNST & YOUNG LLP

Chicago, Illinois
March 25, 1996

                                       56